EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-101990 and 333-125064 pertaining to Top Image Systems Ltd. employee stock option plans, and Form F-3 No. 333-119885) of our report dated June 23, 2010 with respect to the consolidated financial statements of Top Image Systems Ltd. as of December 31, 2009, included in this Annual Report on Form 20-F of Top Image Systems Ltd. for the year ended December 31, 2009.

Tel-Aviv, Israel June 23, 2010	/S/ KOST FORER GABBAY & KASIERER Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global